UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2021 (July 22, 2021)

Core & Main, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40650	86-3149194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1830 Craig Park Court St. Louis, Missouri		63146
(Address of principal executive offices)		(Zip Code)

(314) 432-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A common stock, par value $0.01 per share	CNM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Initial Public Offering

On July 27, 2021, Core & Main, Inc. (the “Company”) closed its initial public offering (“IPO”) of 34,883,721 shares of Class A common stock, par value $0.01 per share (the “Class A Common Stock”), at an offering price of $20.00 per share, pursuant to the Company’s registration statement on Form S-1, as amended (File No. 333-256382) (the “Registration Statement”). On July 26, 2021, the Company filed a Prospectus, dated July 22, 2021 (the “Prospectus”), with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with the IPO, the Company entered into the following agreements, forms of which were previously filed as exhibits to the Registration Statement:

•

the Master Reorganization Agreement, dated as of July 22, 2021, by and among, the Company, CD&R Associates X Waterworks, L.P., CD&R Waterworks Holdings GP, Ltd., CD&R WW Holdings, L.P., CD&R Waterworks Holdings, L.P., Core & Main Management Feeder, LLC, Core & Main GP, LLC, CD&R Plumb Buyer, LLC, Core & Main Holdings, LP (“Holdings”), CD&R Fund X Waterworks B1, L.P., CD&R Fund X-A Waterworks B, L.P., CD&R Fund X Advisor Waterworks B, L.P., CD&R WW Holdings, LLC, CD&R WW, LLC, CD&R WW Advisor, LLC, Brooks Merger Sub 1, Inc., Brooks Merger Sub 2, Inc. and CD&R Waterworks Holdings, LLC (the “Master Reorganization Agreement”), a copy of which is filed as Exhibit 2.1 hereto and incorporated by reference herein;

•

the Second Amended and Restated Agreement of Limited Partnership of Core & Main Holdings, LP, dated as of July 22, 2021, by and among the Company, CD&R Waterworks Holdings, LLC, CD&R WW, LLC and Core & Main Management Feeder, LLC, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein;

•

the Registration Rights Agreement, dated as of July 27, 2021, by and among the Company, CD&R Waterworks Holdings, LLC, CD&R Fund X Advisor Waterworks B, L.P., CD&R Fund X Waterworks B1, L.P. and CD&R Fund X-A Waterworks B, L.P., a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein;

•

the Stockholders Agreement, dated as of July 22, 2021, by and among the Company, CD&R Waterworks Holdings, LLC, CD&R Fund X Advisor Waterworks B, L.P., CD&R Fund X Waterworks B1, L.P. and CD&R Fund X-A Waterworks B, L.P., a copy of which is filed as Exhibit 10.3 hereto and incorporated by reference herein;

•

the Former Limited Partners Tax Receivable Agreement, dated as of July 22, 2021, by and among the Company, Holdings, CD&R Fund X Advisor Waterworks B, L.P., CD&R Fund X Waterworks B1, L.P. and CD&R Fund X-A Waterworks B, L.P., a copy of which is filed as Exhibit 10.6 hereto and incorporated by reference herein;

•

the Continuing Limited Partners Tax Receivable Agreement, dated as of July 22, 2021, by and among the Company, Holdings, CD&R Waterworks Holdings, LLC and Core & Main Management Feeder, LLC, a copy of which is filed as Exhibit 10.7 hereto and incorporated by reference herein; and

•

the Exchange Agreement, dated as of July 22, 2021, by and among the Company, Holdings, CD&R Waterworks Holdings, LLC, and Core & Main Management Feeder, LLC, a copy of which is filed as Exhibit 10.8 hereto and incorporated by reference herein.

The terms of these agreements are substantially the same as the terms set forth in the forms of such agreements filed as exhibits to the Registration Statement as described therein. Certain parties to certain of these agreements have various relationships with the Company. For further information, see “Certain Relationships and Related Party Transactions” in the Prospectus.

Term Loan Credit Agreement Amendment

On August 1, 2017, Core & Main LP (“Core & Main”) entered into a Term Loan Credit Agreement (the “Term Loan Credit Agreement”), by and among Core & Main, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (the “Term Loan Agent”), and the several banks and other financial institutions from time to time party thereto, which provided for a senior secured term loan credit facility (the “Existing Term Loan Facility”) in an original aggregate principal amount of $1,075.0 million. On July 8, 2019, Core & Main amended the Term Loan Credit Agreement in order to, among other things, increase the aggregate principal amount of the Existing Term Loan Facility by $225.0 million. On July 27, 2021, Core & Main entered into a First Amendment (the “First Amendment”), by and among Core & Main, the several banks and other financial institutions party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, which amended the Term Loan Credit Agreement in order to, among other things, enter into a new $1,500.0 million seven-year term loan facility (the “New Term Loan Facility”). As described further in the Prospectus, proceeds of the New Term Loan Facility were used to, among other things, (a) redeem the Senior Notes (as defined below) and the PIK Toggle Notes (as defined below), plus, in each case, accrued and unpaid interest, if any, at the applicable redemption price, as discussed below under Item1.02, (b) prepay the approximately $1,257.8 million outstanding under the Existing Term Loan Facility as of May 2, 2021, plus accrued and unpaid interest, if any, and (c) pay related fees, premiums and expenses. The New Term Loan Facility amortizes in nominal quarterly installments equal to 0.25% of the aggregate initial principal amount thereof per annum, with the remaining balance payable upon final maturity of the New Term Loan Facility on July 27, 2028.

The New Term Loan Facility bears annual interest at a floating rate measured by reference to, at Core & Main’s option, either (i) an adjusted London inter-bank offered rate, or “LIBOR,” (subject to a floor of 0.00%) plus an applicable margin of 2.50% per annum or (ii) an alternate base rate plus an applicable margin of 1.50% per annum.

The New Term Loan Facility may be prepaid at Core & Main’s option at any time, subject to minimum principal amount requirements. Prepayments of the New Term Loan Facility in connection with a repricing transaction (as defined in the Term Loan Credit Agreement) prior to January 27, 2022 are subject to a 1.00% prepayment premium. Prepayments may otherwise be made without premium or penalty (other than customary breakage costs).

Subject to certain exceptions, the New Term Loan Facility is subject to mandatory prepayment in an amount equal to:

•

100% of the net cash proceeds of (1) certain asset sales and (2) certain insurance recovery and condemnation events, subject to reduction to 50% and 0% if a specified secured leverage ratio target is met, and to the extent that the amount of such net cash proceeds exceeds the greater of $80,000,000 and 5.00% of Consolidated Tangible Assets (as defined in the Term Loan Credit Agreement);

•	the net cash proceeds of certain debt offerings; and

•

50% of annual excess cash flow (as defined in the Term Loan Credit Agreement), subject to reduction to 0% if a specified secured leverage ratio target is met, and to the extent that the amount of such percentage of excess cash flow exceeds $20.0 million.

The Term Loan Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants. The negative covenants, among other things, limit or restrict the ability of Core & Main and its subsidiaries to: incur additional indebtedness; make dividends and other restricted payments; incur additional liens; consolidate, merge, sell or otherwise dispose of all or substantially all assets; make investments; transfer or sell assets; enter into restrictive agreements; change the nature of the business; and enter into certain transactions with affiliates.

Subject to certain conditions, without the consent of the then existing lenders (but subject to the receipt of commitments), the New Term Loan Facility may be expanded (or a new term loan facility, revolving credit facility or letter of credit facility added) by up to (i) the greater of (x) $400.0 million and (y) an amount equal to consolidated EBITDA for the four most recently ended fiscal quarters for which financial statements of Core & Main are available plus (ii) an unlimited amount either (x) as will not cause the consolidated secured leverage ratio after giving effect to the incurrence of such additional amount and any use of proceeds thereof to exceed 3.75 to 1.00 or (y) if incurred in connection with an acquisition or other investment permitted under the Term Loan Credit Agreement, the pro forma consolidated secured leverage ratio after giving effect to such incurrence and acquisition or investment does not exceed the consolidated secured leverage ratio in effect prior to such transactions. Amounts available pursuant to clause (ii) of the preceding sentence may be utilized prior to amounts under clause (i).

The obligations under the Term Loan Credit Agreement are guaranteed by Core & Main Midco, LLC and Core & Main Intermediate GP, LLC, and will be guaranteed by each direct and indirect future wholly-owned U.S. restricted subsidiary of Core & Main (if any), other than special purpose entities, subsidiaries of foreign subsidiaries, immaterial subsidiaries, unrestricted subsidiaries and certain other exceptions.

All obligations of Core & Main and each guarantor are secured by:

•

a perfected security interest in substantially all tangible and intangible assets of Core & Main and each subsidiary guarantor (other than ABL Priority Collateral (as defined below)), including the capital stock of each direct material U.S. subsidiary of Core & Main and each subsidiary guarantor, and the capital stock of Core & Main, and 65% of each series of capital stock of any non-U.S. subsidiary held directly by Core & Main or any subsidiary guarantor, and subject to certain customary exceptions (the “Term Loan Priority Collateral”), which security interest is senior to the security interest in the foregoing assets securing the ABL Facility (as defined below); and

•	a perfected security interest in the ABL Priority Collateral, which security interest is junior to the security interest in the ABL Priority Collateral securing the ABL Facility.

The terms of the First Amendment are substantially the same as the terms set forth in the forms of such agreement filed as an exhibit to the Registration Statement as described therein. A copy of the First Amendment is filed herewith as Exhibit 10.9 and incorporated herein by reference.

ABL Credit Agreement Amendment

On August 1, 2017, Core & Main entered into an ABL Credit Agreement (the “ABL Credit Agreement”), by and among Core & Main, the subsidiary borrowers from time to time party thereto, Citibank, N.A., as administrative agent and collateral agent (the “ABL Agent”), and the several banks and other financial institutions from time to time party thereto, which provided for an asset-based revolving credit facility of up to $500.0 million (the “ABL Facility”). On July 8, 2019, Core & Main entered into Amendment No. 1 to the ABL Credit Agreement, by and among Core & Main, the several banks and other financial institutions party thereto and the ABL Agent, which amended the ABL Credit Agreement in order to, among other things, increase the aggregate commitments under the ABL Facility by $200.0 million to $700.0 million overall. On July 27, 2021, Core & Main entered into Amendment No. 3 to the ABL Credit Agreement (“Amendment No. 3”), by and among Core & Main, the several banks and other financial institutions party thereto and the ABL Agent, which amended the ABL Credit Agreement in order to, among other things, (i) increase the aggregate commitments under the ABL Facility by $150.0 million to $850.0 million overall and (ii) extend the maturity of the ABL Facility to be for a new five-year maturity. Core & Main and, at Core & Main’s option, certain of Core & Main’s subsidiaries are the borrowers under the ABL Facility. As of July 27, 2021, there were no subsidiary borrowers under the ABL Facility. All borrowings under the ABL Facility mature on July 27, 2026. At July 27, 2021, following consummation of the IPO, there were no amounts drawn and $9.1 million of letters of credit issued under the ABL Facility.

Borrowing availability under the ABL Facility is determined by a monthly borrowing base collateral calculation that is based on specified percentages of the value of eligible inventory, eligible accounts receivable and eligible credit card receivables, less certain reserves and subject to certain other adjustments as set forth in the ABL Credit Agreement. Availability is reduced by issuance of letters of credit as well as any borrowings.

Loans outstanding under the ABL Facility bear interest at a floating rate measured by reference to, at Core & Main’s option, either (i) adjusted LIBOR (subject to a LIBOR floor of 0.00%) plus an applicable margin ranging from 1.25% to 1.75% per annum depending on the average daily excess availability under the ABL Facility or (ii) an alternate base rate plus an applicable margin ranging from 0.25% to 0.75% per annum depending on the average daily excess availability under the ABL Facility. Additionally, unused commitments under the ABL Facility are subject to a 0.25% per annum fee.

The ABL Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants. The negative covenants, among other things, limit or restrict the ability of Core & Main and its subsidiaries to: incur additional indebtedness; make dividends and other restricted payments; incur additional liens; consolidate, merge, sell or otherwise dispose of all or substantially all assets; make investments and acquisitions; transfer or sell collateral; enter into restrictive agreements; change the nature of the business; and enter into certain transactions with affiliates. The negative covenants are subject to customary exceptions and also permit acquisitions, investments, mergers, consolidations and amalgamations, asset sales, dividends and other restricted payments, and sales of all or substantially all assets involving subsidiaries upon satisfaction of a “payment condition”. The payment condition is deemed satisfied upon 30-day specified availability and specified availability exceeding agreed upon thresholds and, in certain cases, the absence of specified events of default or known events of default and pro forma compliance with a consolidated fixed charge coverage ratio of 1.00 to 1.00.

Subject to certain conditions, without consent of the existing lenders (but subject to receipt of commitments), Core & Main is entitled to request additional revolving credit commitments or term loans under the ABL Facility, which will share in the borrowing base up to an amount such that the aggregate amount of ABL commitments and term loans under the ABL Facility do not exceed the greater of (x) $1,350.0 million and (y) the aggregate borrowing base. Moreover, subject to certain conditions and the completion of certain additional documentation, the ABL Facility permits the creation of an asset-based revolving sub-facility (which, to the extent drawn, would reduce availability under the ABL Facility on a dollar-for-dollar basis) of up to $75.0 million for Canadian subsidiaries of Core & Main, which may be available to be drawn in U.S. Dollars or Canadian Dollars, and which may include a sub-facility for Canadian letters of credit up to an amount to be agreed.

The obligations under the ABL Credit Agreement are guaranteed by Core & Main Midco, LLC and Core & Main Intermediate GP, LLC, and will be guaranteed by each direct and indirect future wholly-owned U.S. restricted subsidiary of Core & Main (if any), other than special purpose entities, subsidiaries of foreign subsidiaries, immaterial subsidiaries, unrestricted subsidiaries and certain other exceptions.

All obligations of Core & Main and each guarantor are secured by:

•

a perfected security interest in all present and after-acquired inventory, accounts receivable, deposit accounts, securities accounts, and any cash or other assets in such accounts (and, to the extent evidencing or otherwise related to such items, all general intangibles, intercompany debt, insurance proceeds, letter of credit rights, commercial tort claims, chattel paper, instruments, supporting obligations, documents, investment property and payment intangibles) and the proceeds of any of the foregoing and all books and records relating to, or arising from, any of the foregoing, except to the extent such proceeds constitute Term Loan Priority Collateral, and subject to certain customary exceptions (the “ABL Priority Collateral”), which security interest is senior to the security interest in the foregoing assets securing the New Term Loan Facility; and

•	a perfected security interest in the Term Loan Priority Collateral, which security interest is junior to the security interest in the Term Loan Priority Collateral securing the New Term Loan Facility.

The ABL Credit Agreement includes a minimum consolidated fixed charge coverage ratio of 1.00 to 1.00, which is tested only when specified availability is less than 10.0% of the lesser of (x) the then applicable borrowing base and (y) the then aggregate effective commitments under the ABL Facility, and continuing until such time as specified availability has been in excess of such threshold for a period of 20 consecutive calendar days.

The terms of Amendment No. 3 are substantially the same as the terms set forth in the forms of such agreement filed as an exhibit to the Registration Statement as described therein. A copy of Amendment No. 3 is filed herewith as Exhibit 10.10 and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

Consulting Agreement

In connection with the completion of the IPO, the consulting agreement, dated as of August 1, 2017, by and between Core & Main and Clayton, Dubilier & Rice, LLC (“CD&R”) was terminated pursuant to the Termination Agreement, dated as of July 27, 2021, a copy of which is filed as Exhibit 10.4 hereto and incorporated by reference herein.

Registration Rights Agreement

In connection with the completion of the IPO, the registration rights agreement, dated as of August 1, 2017, by and among Core & Main and certain affiliates of CD&R was terminated pursuant to the Termination Agreement, dated as of July 27, 2021, by and between Core & Main, the Company and CD&R WW, LLC, a copy of which is filed as Exhibit 10.5 hereto and incorporated by reference herein.

Satisfaction and Discharge of 6.125% Senior Notes due 2025

On July 27, 2021, Core & Main issued a Notice of Full Redemption to the holders of all of its issued and outstanding 6.125% Senior Notes due 2025 (the “Senior Notes”) issued under the indenture (as amended and supplemented, the “Senior Notes Indenture”), dated as of August 1, 2017, among Core & Main (formerly known as HD Supply Waterworks, Ltd. (as successor by merger to CD&R Waterworks Merger Sub, LLC)) and Wilmington Trust, National Association, as trustee (the “Trustee”), whereby Core & Main elected to redeem all $750,000,000 aggregate principal amount outstanding of the Senior Notes on August 15, 2021. The redemption date of the Senior Notes is August 15, 2021. The redemption price with respect to the Senior Notes is equal to 101.531% of the principal amount thereof, plus accrued but unpaid interest thereon to but not including the redemption date (the “Senior Notes Redemption Price”). This report does not constitute a notice of redemption under the Senior Notes Indenture nor an offer to tender for, or purchase, any notes or any other security.

On July 27, 2021, Core & Main irrevocably caused to be deposited with the Trustee funds solely for the benefit of the holders of the Senior Notes in an amount sufficient to pay the Senior Notes Redemption Price and all other sums payable under the Senior Notes Indenture. The Trustee executed and delivered an acknowledgement of satisfaction and discharge, dated as of July 27, 2021, with respect to the satisfaction and discharge of the Senior Notes and the Senior Notes Indenture.

Satisfaction and Discharge of 8.625%/9.375% Senior PIK Toggle Notes due 2024

On July 15, 2021, Holdings issued a Notice of Conditional Full Redemption to the holders of all of its issued and outstanding 8.625%/9.375% Senior PIK Toggle Notes due 2024 (the “PIK Toggle Notes”) issued under the indenture (as amended and supplemented, the “PIK Toggle Notes Indenture”), dated as of September 16, 2019, among Holdings and the Trustee, whereby Holdings elected to redeem all $300,000,000 aggregate principal amount outstanding of the PIK Toggle Notes, subject to the completion of the IPO with sufficient net cash proceeds to redeem the PIK Toggle Notes and satisfaction of certain other conditions. The redemption date of the PIK Toggle Notes is July 27, 2021 or, if the conditions precedent are not satisfied on or about July 27, 2021, such later date (but not later than September 8, 2021) as the conditions precedent are satisfied. The redemption price with respect to the PIK Toggle Notes is equal to 102.000% of the principal amount thereof, plus accrued but unpaid interest thereon to but not including the redemption date (the “PIK Toggle Notes Redemption Price”). This report does not constitute a notice of redemption under the PIK Toggle Notes Indenture nor an offer to tender for, or purchase, any notes or any other security.

On July 27, 2021, Holdings irrevocably caused to be deposited with the Trustee funds solely for the benefit of the holders of the PIK Toggle Notes in an amount sufficient to pay PIK Toggle Notes Redemption Price and all other sums payable under the PIK Toggle Notes Indenture. The Trustee executed and delivered an acknowledgement of satisfaction and discharge, dated as of July 27, 2021, with respect to the satisfaction and discharge of the PIK Toggle Notes and the PIK Toggle Notes Indenture.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning Core & Main’s direct financial obligations under the First Amendment and Amendment No. 3 is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

On July 22, 2021, pursuant to the Master Reorganization Agreement, the Company issued an aggregate of 119,950,882 shares of Class A Common Stock to the Former Limited Partners (defined and described in the Prospectus), including as a result of the Blocker Mergers (defined and described in the Prospectus), in exchange for Partnership Interests (as defined and described in the Prospectus) in Holdings, together with the retirement of a corresponding number of shares of Class B common stock, par value $0.01 per share, of the Company, held by such Former Limited Partners.

The issuances of the shares of Class A Common Stock described in the foregoing paragraph were made in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering. No underwriters were involved in the above transactions.

Item 3.03. Material Modifications to Rights of Security Holdings.

The description in Item 5.03 below of the Amended and Restated Certificate of Incorporation and Amended and Restated By-laws is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2021 Omnibus Equity Incentive Plan

Effective July 22, 2021, the Company’s board of directors adopted and approved the Company’s 2021 Omnibus Equity Incentive Plan (the “Omnibus Equity Incentive Plan”). The terms of the Omnibus Equity Incentive Plan are substantially the same as the terms set forth in the form thereof filed as an exhibit to the Registration Statement as described therein. A copy of the Omnibus Equity Incentive Plan is filed herewith as Exhibit 10.11 and incorporated herein by reference.

Employee Stock Purchase Plan

Effective July 22, 2021, the Company adopted and approved the Employee Stock Purchase Plan (the “ESPP”). The terms of the ESPP are substantially the same as the terms set forth in the form thereof filed as an exhibit to the Registration Statement as described therein. A copy of the ESPP is filed herewith as Exhibit 10.12 and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 22, 2021, in connection with the IPO, the Company amended and restated its certificate of incorporation (the “Amended and Restated Certificate of Incorporation”), and the Company’s amended and restated by-laws (the “Amended and Restated By-laws”) became effective, as previously reported in the Registration Statement. The descriptions and forms of the Amended and Restated Certificate of Incorporation and Amended and Restated By-laws are substantially the same as the descriptions and forms set forth in and filed as exhibits to the Registration Statement. The Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-laws are filed as Exhibits 3.1 and 3.2 hereto, respectively, and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description

2.1*	Master Reorganization Agreement, dated as of July 22, 2021, by and among, Core & Main, Inc., CD&R Associates X Waterworks, L.P., CD&R Waterworks Holdings GP, Ltd., CD&R WW Holdings, L.P., CD&R Waterworks Holdings, L.P., Core & Main Management Feeder, LLC, Core & Main GP, LLC, CD&R Plumb Buyer, LLC, Core & Main Holdings, LP, CD&R Fund X Waterworks B1, L.P., CD&R Fund X-A Waterworks B, L.P., CD&R Fund X Advisor Waterworks B, L.P., CD&R WW Holdings, LLC, CD&R WW, LLC, CD&R WW Advisor, LLC, Brooks Merger Sub 1, Inc., Brooks Merger Sub 2, Inc. and CD&R Waterworks Holdings, LLC.

3.1*	Amended and Restated Certificate of Incorporation of Core & Main, Inc.

3.2*	Amended and Restated By-laws of Core & Main, Inc.

10.1*	Second Amended and Restated Agreement of Limited Partnership of Core & Main Holdings, LP.

10.2*	Registration Rights Agreement, dated as of July 27, 2021, by and among Core & Main, Inc., CD&R Waterworks Holdings, LLC, CD&R Fund X Advisor Waterworks B, L.P., CD&R Fund X Waterworks B1, L.P. and CD&R Fund X-A Waterworks B, L.P.

10.3*	Stockholders Agreement, dated as of July 22, 2021, by and among Core & Main, Inc., CD&R Waterworks Holdings, LLC, CD&R Fund X Advisor Waterworks B, L.P., CD&R Fund X Waterworks B1, L.P., and CD&R Fund X-A Waterworks B, L.P.

10.4*	Termination Agreement, dated as of July 27, 2021, by and between Core & Main LP and Clayton, Dubilier & Rice, LLC.

10.5*	Termination Agreement, dated as of July 27, 2021, by and among Core & Main LP, Core & Main, Inc. and CD&R WW, LLC.

10.6*	Former Limited Partner Tax Receivable Agreement, dated as of July 22, 2021, by and among Core & Main, Inc., Core & Main Holdings, LP, CD&R Fund X Advisor Waterworks B, L.P., CD&R Fund X Waterworks B1, L.P. and CD&R Fund X-A Waterworks B, L.P.

10.7*	Continuing Limited Partner Tax Receivable Agreement, dated as of July 22, 2021, by and among Core & Main, Inc., Core & Main Holdings, LP, CD&R Waterworks Holdings, LLC, and Core & Main Management Feeder, LLC.

10.8*	Exchange Agreement, dated as of July 22, 2021 by and among Core & Main, Inc., Core & Main Holdings, LP, CD&R Waterworks Holdings, LLC and Core & Main Management Feeder, LLC.

10.9*	First Amendment to the Credit Agreement, dated as of July 27, 2021, by and among Core & Main LP, the several banks and other financial institutions party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

10.10*	Amendment No. 3 to the ABL Credit Agreement, dated as of July 27, 2021, by and among Core & Main LP, the several banks and other financial institutions party thereto and Citibank, N.A., as administrative agent and collateral agent.

10.11†	Core & Main, Inc. 2021 Omnibus Equity Incentive Plan, incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-8, filed on July 23, 2021 (File No. 333-258128).

10.12†	Core & Main, Inc. Employee Stock Purchase Plan, incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-8, filed on July 23, 2021 (File No. 333-258128).

*	Filed herewith.
†	Identifies each compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core & Main, Inc.

By:	/s/ Stephen O. LeClair
Name:	Stephen O. LeClair
Title:	Chief Executive Officer

Date: July 28, 2021